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                                                                     EXHIBIT 2.3



                                SECOND AMENDMENT
                                       TO
                               EXCHANGE AGREEMENT


         This Second Amendment to Exchange Agreement dated as of September 5, 1996, (the "Second Amendment") is entered into by and among Presidio Oil Company, a Delaware corporation, Presidio Exploration, Inc., a Colorado corporation, Presidio West Virginia, a Delaware corporation, Palisade Oil, Inc., a Colorado corporation, and Tom Brown, Inc., a Delaware corporation.

                                   RECITALS:

         A. The parties hereto have previously entered into that certain Exchange Agreement dated August 5, 1996, which was subsequently amended by a First Amendment to Exchange Agreement dated as of August 20, 1996 (as so amended, the "Exchange Agreement").

         B. The parties hereto desire to amend certain provisions of the Exchange Agreement as provided in this Second Amendment.

         Now, therefore, for and in consideration of the mutual covenants and agreements set forth in this Second Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Amendment to Section 9.1(c). Clause (vi) of Section 9.1(c) of the Exchange Agreement is hereby deleted in its entirety and is hereby replaced with the following:

                 (vi) the Initial Order (A) shall not have been entered on or before November 15, 1996 and (B) shall not have become a Final Order on or before November 26, 1996;

         2. Effect of Order. The Bankruptcy Court has entered the order attached hereto as Exhibit A (the "Order"). The Order shall constitute an amendment to the provisions of the Exchange Agreement providing for a Termination Fee, if and only if a Higher and Better Transaction (as defined in the Order) is approved or confirmed by the Bankruptcy Court.

         3. Definitions. Defined terms used herein but which are not expressly defined herein, shall have the meaning given such terms in the Exchange Agreement.

         4. Amendment. This Second Amendment constitutes an amendment to the Exchange Agreement pursuant to Section 10.7 of the Exchange Agreement. Except as expressly amended by this Second Amendment, each and every provision of the Exchange Agreement remains in full force





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and effect in accordance with the terms thereof and, by reference, the terms and provisions of the Exchange Agreement are incorporated herein and made a part hereof.

         5. Effective Date. The terms and provisions of this Second Amendment shall be effective as of August 29, 1996.

         IN WITNESS WHEREOF, this Second Amendment has been signed by each of the parties hereto, all as of September 5, 1996.


                              PRESIDIO OIL COMPANY

                              By:      /s/ Robert L. Smith
                                 --------------------------------------------
                              Name:        Robert L. Smith
                                   ------------------------------------------
                              Title:   President and Chief Operating Officer
                                    -----------------------------------------


                              PRESIDIO EXPLORATION, INC.

                              By:      /s/ Robert L. Smith
                                 --------------------------------------------
                              Name:        Robert L. Smith
                                   ------------------------------------------
                              Title:   President and Chief Operating Officer
                                    -----------------------------------------


                              PRESIDIO WEST VIRGINIA, INC.

                              By:      /s/ Robert L. Smith
                                 --------------------------------------------
                              Name:        Robert L. Smith
                                   ------------------------------------------
                              Title:   President and Chief Operating Officer
                                    -----------------------------------------


                              PALISADE OIL, INC.

                              By:      /s/ Robert L. Smith
                                 --------------------------------------------
                              Name:        Robert L. Smith
                                   ------------------------------------------
                              Title:   President and Chief Operating Officer
                                    -----------------------------------------


                              TOM BROWN, INC.

                              By:      /s/ W. R. Granberry
                                 --------------------------------------------
                              Name:        W. R. Granberry
                                   ------------------------------------------
                              Title:   President
                                    -----------------------------------------





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